UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

COWEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2018, Cowen Inc. (the “Company”) entered into an underwriting agreement with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein, pursuant to which the underwriters agreed to purchase from the Company $90.0 million aggregate principal amount of the Company’s 7.75% senior notes due 2033 (the “Notes”). The underwriters may also purchase up to an additional $10.0 million aggregate principal amount of Notes from the Company at the public offering price, less the underwriting discount, within 30 days from the date of the prospectus supplement (referred to below).

On June 11, 2018, the Company completed the offering (the “Offering”) of $90.0 million aggregate principal amount of the Notes. The Notes were sold pursuant to an effective Registration Statement on Form S-3 (File No. 333-225167) filed with the Securities and Exchange Commission on May 24, 2018, and declared effective, and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission. The Notes were issued pursuant to a Third Supplemental Indenture, dated as of June 11, 2018 (the “Third Supplemental Indenture”), by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Third Supplemental Indenture supplements the Indenture entered into by and between the Company and the Trustee, dated as of October 10, 2014 (the “Base Indenture).

The Notes will be issued in denominations of $25 and integral multiples of $25 and bear interest at the rate of 7.75% per annum based upon a 360-day year of twelve 30-day months. Interest on the Notes is payable quarterly in arrears on March 15, June 15, September 15 and December 15, commencing on September 15, 2018. The Notes will mature on June 15, 2033.

On or after June 15, 2023, the Company may, at its option, redeem the Notes in whole at any time and in part from time to time upon the payment of 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes.

The public offering of the Notes was completed at 100.0% of the principal amount of the Notes. The Company received net proceeds of approximately $86.615 million, after deducting the underwriting discount payable to the underwriters, and estimated expenses payable by the Company. The Company will use the net proceeds from the Notes offering for general corporate purposes, including any potential acquisitions, and repurchases, repayments or redemptions of its debt securities or other indebtedness.

The foregoing description of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety be reference to the full text of the Base Indenture, the Third Supplemental Indenture and the form of Note. Copies of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture and form of Note are included as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein and into the Registration Statement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Base Indenture as supplemented by the Third Supplemental Indenture set forth in Item 1.01 is incorporated by reference.

Item 8.01. Other Events

On June 6, 2018, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On June 11, 2018, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated as of June 6, 2018, by and between Cowen Inc. and with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several Underwriters named therein.

4.1	Senior Notes Indenture, dated as of October 10, 2014, by and between Cowen Group, Inc. (n/k/a Cowen Inc.) and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2014).

4.2	Third Supplemental Indenture, dated June 11, 2018, by and between Cowen Inc. and The Bank of New York Mellon.

4.3	Form of 7.75% Senior Notes due 2033 (included as Exhibit A to Exhibit 4.2 above).

5.1	Opinion of Willkie Farr & Gallagher LLP with respect to the Notes.

5.2	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1 above).

99.1	Press Release issued by Cowen Inc. on June 6, 2018 with respect to the pricing of the offering.

99.2	Press Release issued by Cowen Inc. on June 11, 2018 with respect to the closing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: June 11, 2018	By:	/s/ Owen S. Littman
Name: Owen S. Littman
Title: General Counsel